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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 19, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the revision to the financial statements discussed in Note 1 and as it relates to the segment information in Note 21, as to which the date is September 4, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Agilent Technologies, Inc's Current Report on Form 8-K dated September 4, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
September 9, 2009

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM